Supplemental Agreement for the Relocation and
Construction Project with Chisen Electric Company Limited

Party A: Administrative Committee of Changxing Economic Development Zone, Zhejiang

Party B: Changxing Chisen Electric Co., Ltd

I.
This supplemental agreement is made pursuant to the requirements of the Investment Agreement on the relocation project of Changxing Chisen Electric Co., Ltd signed between party A and party B, whereby Party A agrees to compensate Party B when the conditions of payment and tax scale are satisfied.

1.
After all costs of land transfer (prepayment of land) are settled by Party B, and the construction of main building has started in accordance with the pre-agree schedule, Party A compensates RMB 30,000 per hectare to Party B within the boundary map.

2.
After all costs of land transfer (prepayment of land) are settled by Party B, and the construction of main building has completed in accordance with the pre-agree schedule, Party A compensates RMB 30,000 per hectare to Party B within the boundary map.

3.	After Party B starts production, Party A compensates RMB20,000 per hectare to Party B within the boundary map.

4.
Party A will prepay the above compensations to the Party B. When the levied taxes on relocation project are less than RMB12.08 millions in 2012, Party B should refund RMB40,000 per hectare within the boundary map to Party A. When the levied taxes on Party B’s project in Economic Development Zone are less than RMB100 millions in 2013, Party B should refund RMB40,000 per hectare within the boundary map to Party A.

II.
This agreement is a supplement of Investment Agreement No. 01017-1 with the same legal effect. In the event of conflict between both agreements, the provisions of this Supplemental Agreement shall prevail.

III.	This Supplemental Agreement has six duplicates and signed at the same time of Investment Agreement No. 01017-1. This Supplemental Agreement is effective after it is signed and sealed by both parties.

Party A: Administrative Committee of Changxing Economic Development Zone, Zhejiang.
Signed and sealed by the legal representative:

Party B: Changxing Chisen Electric Co., Ltd
Signed and sealed by the legal representative: Xu Kecheng